UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1547 Palos Verdes Mall #149 Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (415) 983-0127

Former name or address, if changed since last report

4 Orinda Way, Suite 125-A

Orinda, CA 94563

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01 Other Events

VII PEAKS CO-OPTIVIST INCOME BDC II, INC.

LETTER TO SHAREHOLDERS

MAY 15, 2020

We would like to take this opportunity to give you an update on the Fund.

COVID-19 Update

First and foremost, we sincerely hope that you and your families are safe and well during this unprecedented time in our country and across the world. VII Peaks Co-Optivist Income BDC II, Inc. (the “Fund”) continues to maintain operations with staff working from home to comply with the shelter in place orders issued by local government authorities. We remain highly concerned about the effects of the COVID-19 pandemic on the business of our portfolio companies and are evaluating various business risk factors including global slowdown and supply chain disruption consequences. Many economic forecasters are predicting that the annual GDP growth rate in the second quarter of 2020 will range between -20% to possibly -30% due to the pandemic. At the time of this letter, we are unable to reasonably estimate the full extent of the impact due to the pandemic on our future results of operations, liquidity or overall financial position.

Financial Update

The Fund has faced significant challenges in completing its financial statements due, in part, to the unavailability of financial data from the portfolio companies that have defaulted on interest payments and loan repayments. For this and other reasons, we have been unable to complete financial statements for the Fund that can be reasonably relied upon, and we cannot reliably estimate when such financial statements will be completed. That being said, we can report that, at this time, the Fund expects its net asset value, or “NAV,” through year ended December 31, 2019 will be substantially lower than its last reported NAV of $7.35 per share at December 31, 2017, due to these defaults.

Portfolio Update

The Fund currently has four primary portfolio positions. Two of the portfolio companies (GeoCommerce Inc. (“GeoCommerce”) and Ansgar Media LLC (“Ansgar”)) are in default of their loan agreements. The Fund restructured the loan of one portfolio company (Vieste Group LLC (“Vieste”)) in January 2020. The Fund has agreed to restructuring terms with the fourth portfolio company (Nima LLC “Nima”), but has not completed the restructuring.

GeoCommerce Inc.

The Fund and GeoCommerce entered into four Senior Secured First Lien Loan Agreements between April 2016 and December 2016. The aggregate principal amount of the outstanding loans is $3.6 million (which represents approximately 9% of the Fund’s total assets last reported as of 12/31/17) and accrued interest and exit fees due aggregate to approximately $1 million. GeoCommerce has defaulted on these loans, and the Fund was unable to negotiate a satisfactory resolution with GeoCommerce. As a result, the Fund filed a complaint against GeoCommerce for breach of contract in San Francisco Superior Court on March 4, 2019. On May 16, 2019 GeoCommerce filed counter claims in an attempt to avoid repayments of their loans. GeoCommerce has yet to provide any evidence of their counter claims and also failed to appear for depositions on March 12, 2020 and March 13, 2020. On April 7, 2020, the Fund filed a motion for summary judgment for recovery on the loans, as well as dismissal of all counter claims.

Ansgar Media LLC

Similarly, the Fund and Ansgar entered into Senior Secured First Lien Loans between September 2015 and October 2016. The aggregate principal amount of the loans is $6.01 million (which represents approximately 15% of the Fund’s total assets last reported at 12/31/17) and accrued interest and exit fees due aggregate to approximately $1.6 million. Ansgar has defaulted on these loans and the Fund filed a complaint against Ansgar in April 2019 seeking judgment against Ansgar for loan repayment.  The complaint against Ansgar is currently pending in San Francisco Superior Court. Ansgar responded on September 25, 2019, seeking to move the case to arbitration. On December 18, 2019, the court issued judgment in the Fund's favor, denying Ansgar’s motion to compel arbitration and allowing the Fund to continue its case in court.  Ansgar filed a notice of appeal on January 2, 2020.  On March 23, 2020, the Fund filed in the 20th Judicial District Court for the Parish of East Feliciana, State of Louisiana seeking sequestration of Ansgar's collateral for the Fund's loans pending resolution of the California case.

Due to the pandemic, the judicial systems in California and Louisiana affecting these legal actions have not been as efficient as they normally would be, and case matters have been slower than normal as a result. In addition, the Fund’s equity warrant positions in both GeoCommerce and Ansgar will need to be resolved as part of the overall restructuring of these two companies upon any outcome of our legal actions.

Vieste Group LLC

In December 2019, the Fund agreed to certain terms of restructuring with Vieste Group for their outstanding loans of $2.5 million plus accrued interest and exit fees. The restructuring was completed in January 2020. Vieste repaid $1.1 million to the Fund and issued a new Senior Subordinated Promissory Note in the amount of $675,000 with an annual interest rate of 10% and a maturity date of March 30, 2023. Vieste also issued an additional Class A warrant for units having a notional value of equity equal to $580,000.

Nima LLC

In January 2020, the Fund agreed to certain terms of restructuring with Nima LLC for their outstanding loans of $6.5 million plus accrued interest and exit fees of $1.7 million. While Nima has agreed to loan restructuring terms, they have yet to complete this process. Although we continue to work with them to get this completed, there is no assurance that this can be completed in a manner acceptable to the Fund.

As a result of the defaulted loans, concurrent litigation and the current economic environment, the Fund is unable to determine when it will resolve these matters and what its recovery of its debt and equity positions in these entities will be.

Fund Liquidity and Strategic Update

The Fund continues to face liquidity challenges due to the defaults of loan repayments and interest payments by portfolio companies mentioned above. The Fund has not received liquidity in excess of capital needed to make investor distributions since its last distribution in October 2018, nor has it had a redemption opportunity since August 2015. However, the Fund is currently engaged in strategic discussions to either merge the assets of the Fund with another fund or liquidate the Fund. The Fund, however, cannot make any assurances that these strategic discussions will lead to a successful merger of assets or a liquidation. The Fund’s Board of Directors will review and approve decisions relating to distributions and liquidation, subject to certain shareholder approvals.

Additionally, the Fund has only received partial loan repayments at par from other portfolio companies, which have helped maintain Fund operations. The Fund’s manager has not received any management fees since December 2018. We will continue to work to receive full loan repayments using every right as the Senior Lender to these portfolio companies, however, we cannot make any assurances that we will receive any repayment from these portfolio companies.

At the time of this letter, we are unable to reasonably estimate the full extent of the impact from the portfolio companies’ loan defaults on our future results of operations, liquidly or overall financial position.

Administrative Update

The Fund engaged HC Global Fund Services, LLC as its fund administrator in February 2019. Also, the Fund engaged American Stock Transfer & Trust Company, LLC (“AST”) as its transfer agent in October 2019.

We understand that these are challenging times for everyone, and we sincerely hope that you continue to be safe.

Sincerely,

Gurpreet S. Chandhoke

Chief Executive Officer

VII Peaks Co-Optivist Income BDC II, Inc.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic on our portfolio companies and our future results of operations, liquidity and overall financial position. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Fund’s filings with the Securities and Exchange Commission. The Fund undertakes no duty to update any forward-looking statements made herein, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

 May 15, 2020

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President